EXHIBIT 99.1

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Investor contact: Ann Thornton 414-438-6887
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Brady Corporation Reports Fiscal 2018 Second Quarter Results and Increases its Fiscal 2018 EPS Guidance

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Earnings before income taxes increased 20.4 percent, finishing at $35.0 million in the second quarter of fiscal 2018 compared to $29.1 million in the second quarter of fiscal 2017. This marks the 10th consecutive quarter of growth.

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Earnings per diluted Class A Nonvoting Common Share were $0.08 in the second quarter of fiscal 2018 compared to $0.49 in the same quarter of the prior year. Results were reduced by approximately $0.40 per diluted Class A Nonvoting Common Share due to tax charges primarily related to U.S. tax legislation enacted during the quarter.

•	Total revenues increased 7.4 percent, which consisted of organic revenue growth of 3.2 percent and an increase of 4.2 percent due to foreign currency translation.

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Earnings per diluted Class A Common Share guidance for the full year ending July 31, 2018 was increased to a range of $1.90 to $2.00, exclusive of tax charges primarily related to the enactment of the U.S. tax legislation.

MILWAUKEE (February 22, 2018)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2018 second quarter ended January 31, 2018.

Quarter Ended January 31, 2018 Financial Results:
Earnings before income taxes increased 20.4 percent, finishing at $35.0 million for the second quarter of fiscal 2018 compared to $29.1 million for the second quarter of fiscal 2017.
Net earnings for the quarter ended January 31, 2018, were $4.3 million compared to $25.3 million in the same quarter last year. During the quarter ended January 31, 2018, net earnings were reduced by $21.1 million due to income tax charges primarily related to the passage of the U.S. Tax Cuts and Jobs Act of 2017. The prior year quarter ended January 31, 2017 was impacted by a cash repatriation which resulted in a lower than normal income tax rate.
Earnings per diluted Class A Nonvoting Common Share were $0.08 for the quarter ended January 31, 2018, compared to $0.49 in the same quarter last year. Income tax expense in the prior year quarter ended January 31, 2017 was impacted by a cash repatriation which increased earnings per diluted Class A Nonvoting Common Share by approximately $0.09, whereas the impact on income tax expense for the quarter ended January 31, 2018 from tax charges primarily related to the enactment of the U.S. tax legislation was a reduction in earnings per diluted Class A Nonvoting Common Share of approximately $0.40.
Sales for the quarter ended January 31, 2018 increased 7.4 percent to $287.8 million compared to $268.0 million in the same quarter last year. By segment, sales increased 8.1 percent in Identification Solutions and 5.6 percent in Workplace Safety, which consisted of organic sales growth of 4.7 percent in Identification Solutions and an organic sales decline of 0.5 percent in Workplace Safety.

Six-Month Period Ended January 31, 2018 Financial Results:
Earnings before income taxes increased 16.1 percent, finishing at $69.8 million for the six-month period ended January 31, 2018, compared to $60.1 million for the six-month period ended January 31, 2017.
Net earnings for the six-month period ended January 31, 2018 were $30.1 million compared to $47.9 million for the six-month period ended January 31, 2017. During the six-month period ended January 31, 2018, net earnings were reduced by $21.1 million due to tax charges primarily related to the passage of the U.S. Tax Cuts and Jobs Act of 2017. The prior year six-month period ended January 31, 2017 was impacted by a cash repatriation which resulted in a lower than normal income tax rate.
Earnings per diluted Class A Nonvoting Common Share were $0.57 for the six-month period ended January 31, 2018, compared to $0.93 in the same six-month period last year. Income tax expense in the prior year six-month period ended January 31, 2017 was impacted by a cash repatriation which increased earnings per diluted Class A Nonvoting Common Share by approximately $0.09, whereas the impact on income tax expense for the six-month period ended January 31, 2018 from tax charges primarily related to the enactment of U.S. tax legislation was a reduction of approximately $0.40 of earnings per diluted Class A Nonvoting Common Share.
Sales for the six-month period ended January 31, 2018 increased 5.4 percent to $577.9 million compared to $548.2 million in the same six-month period last year. By segment, sales increased 6.1 percent in Identification Solutions and 3.7 percent in Workplace Safety, which consisted of organic sales growth of 3.8 percent in Identification Solutions and an organic sales decline of 1.0 percent in Workplace Safety.

Commentary:
“Our investment in the development of innovative, high-quality products is paying off as we generated more than three percent organic sales growth this quarter, which was driven by our Identification Solutions business. This marks our tenth consecutive quarter of year-over-year pre-tax earnings improvement, which was a direct result of our focus on driving organic growth while achieving sustainable efficiency gains throughout our SG&A structure,” said Brady’s President and Chief Executive Officer, J. Michael Nauman. “We expect to continue this positive organic sales trend as we gain momentum in our research and development processes and through the execution of our strategy in our Workplace Safety business. Our focus is consistent and remains on the long-term by taking actions today that we believe will result in organic sales growth and profit improvements into the future.”
“Organic sales growth and our continued focus on efficiency opportunities throughout SG&A were the drivers of our profit improvement this quarter,” said Brady’s Chief Financial Officer, Aaron Pearce. “We used our cash generation to return funds to our shareholders and to repay debt. We repaid $27.9 million in debt during the quarter and finished in a net cash position of $44.1 million as of January 31, 2018. Our balance sheet continues to provide significant flexibility for investments in growth opportunities to drive long-term value for our shareholders.”

Fiscal 2018 Guidance:
The Company is increasing its full year fiscal 2018 earnings per diluted Class A Nonvoting Common Share guidance from its previous range of $1.85 to $1.95 to a range of $1.90 to $2.00, exclusive of tax charges primarily related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017. Included in this guidance is low-single digit organic sales growth, depreciation and amortization expense of approximately $26 million, and capital expenditures of approximately $20 million during the year ending July 31, 2018. The Company expects its full-year income tax rate, exclusive of charges primarily related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017, to range from approximately 27 percent to 29 percent. This guidance is based upon foreign exchange rates as of January 31, 2018.

A webcast regarding Brady’s fiscal 2018 second quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2017, employed approximately 6,300 people in its worldwide businesses. Brady’s fiscal 2017 sales were approximately $1.11 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; difficulties in protecting our websites, networks, and systems against security breaches; decreased demand for our products; Brady’s ability to retain large customers; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; Brady’s ability to execute facility consolidations and maintain acceptable operational service metrics; litigation, including product liability claims; risks associated with the loss of key employees; divestitures and contingent liabilities from divestitures; Brady’s ability to properly identify, integrate, and grow acquired companies; foreign currency fluctuations; the impact of the Tax Reform Act and any other changes in tax legislation and tax rates; potential write-offs of Brady’s substantial intangible assets; differing interests of voting and non-voting shareholders; Brady’s ability to meet certain financial covenants required by our debt agreements; numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2017.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited; Dollars in thousands, except per share data)

	Three months ended January 31,		Six months ended January 31,
	2018	2017	2018	2017
Net sales	$287,780	$268,001	$577,931	$548,177
Cost of products sold	144,088	133,843	288,174	273,661
Gross margin	143,692	134,158	289,757	274,516
Operating expenses:
Research and development	11,314	9,481	21,834	18,627
Selling, general and administrative	97,582	94,715	197,716	192,719
Total operating expenses	108,896	104,196	219,550	211,346

Operating income	34,796	29,962	70,207	63,170

Other income (expense):
Investment and other income	1,056	596	1,272	107
Interest expense	(829)	(1,458)	(1,692)	(3,190)

Earnings before income taxes	35,023	29,100	69,787	60,087

Income tax expense	30,750	3,803	39,678	12,237

Net earnings	$4,273	$25,297	$30,109	$47,850

Net earnings per Class A Nonvoting Common Share:
Basic	$0.08	$0.50	$0.58	$0.94
Diluted	$0.08	$0.49	$0.57	$0.93
Dividends	$0.21	$0.21	$0.42	$0.41

Net earnings per Class B Voting Common Share:
Basic	$0.08	$0.50	$0.57	$0.93
Diluted	$0.08	$0.49	$0.56	$0.91
Dividends	$0.21	$0.21	$0.40	$0.39

Weighted average common shares outstanding (in thousands):
Basic	51,698	51,054	51,569	50,844
Diluted	52,719	51,954	52,551	51,721

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	January 31, 2018	July 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$115,327	$133,944
Accounts receivable—net	164,400	149,638
Inventories:
Finished products	72,629	69,760
Work-in-process	19,472	18,117
Raw materials and supplies	21,344	19,147
Total inventories	113,445	107,024
Prepaid expenses and other current assets	20,950	17,208
Total current assets	414,122	407,814
Other assets:
Goodwill	443,873	437,697
Other intangible assets	50,131	53,076
Deferred income taxes	9,899	35,456
Other	18,579	18,077
Property, plant and equipment:
Cost:
Land	7,535	7,470
Buildings and improvements	98,256	98,228
Machinery and equipment	265,640	261,192
Construction in progress	6,176	4,109
	377,607	370,999
Less accumulated depreciation	279,826	272,896
Property, plant and equipment—net	97,781	98,103
Total	$1,034,385	$1,050,223
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$585	$3,228
Accounts payable	64,365	66,817
Wages and amounts withheld from employees	49,679	58,192
Taxes, other than income taxes	7,997	7,970
Accrued income taxes	6,085	7,373
Other current liabilities	42,961	43,618
Total current liabilities	171,672	187,198
Long-term obligations	70,615	104,536
Other liabilities	60,125	58,349
Total liabilities	302,412	350,083
Stockholders’ investment:
Common Stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively, and outstanding 48,238,412 and 47,814,818 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	325,733	322,608
Earnings retained in the business	515,872	507,136
Treasury stock—3,023,075 and 3,446,669 shares, respectively of Class A nonvoting common stock, at cost	(75,090)	(85,470)
Accumulated other comprehensive loss	(35,090)	(44,682)
Total stockholders’ investment	731,973	700,140
Total	$1,034,385	$1,050,223

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Six months ended January 31,
	2018	2017
Operating activities:
Net earnings	$30,109	$47,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,840	14,102
Non-cash portion of stock-based compensation expense	5,897	5,394
Deferred income taxes	26,028	(4,547)
Changes in operating assets and liabilities:
Accounts receivable	(10,945)	3,407
Inventories	(4,150)	224
Prepaid expenses and other assets	(3,153)	220
Accounts payable and accrued liabilities	(12,695)	(9,384)
Income taxes	(1,471)	(3,932)
Net cash provided by operating activities	42,460	53,334

Investing activities:
Purchases of property, plant and equipment	(8,469)	(7,235)
Other	(729)	593
Net cash used in investing activities	(9,198)	(6,642)

Financing activities:
Payment of dividends	(21,373)	(20,852)
Proceeds from exercise of stock options	9,948	14,659
Proceeds from borrowing on credit facilities	17,439	144,533
Repayment of borrowing on credit facilities	(57,314)	(195,002)
Income tax on equity-based compensation, and other	(2,342)	(640)
Net cash used in financing activities	(53,642)	(57,302)

Effect of exchange rate changes on cash	1,763	(5,410)

Net decrease in cash and cash equivalents	(18,617)	(16,020)
Cash and cash equivalents, beginning of period	133,944	141,228

Cash and cash equivalents, end of period	$115,327	$125,208

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended January 31,		Six months ended January 31,
	2018	2017	2018	2017
SALES TO EXTERNAL CUSTOMERS
ID Solutions	$206,432	$190,962	$416,137	$392,226
Workplace Safety	81,348	77,039	161,794	155,951
Total	$287,780	$268,001	$577,931	$548,177

SALES INFORMATION
ID Solutions
Organic	4.7%	1.9%	3.8%	1.3%
Currency	3.4%	(1.3)%	2.3%	(0.9)%
Total	8.1%	0.6%	6.1%	0.4%
Workplace Safety
Organic	(0.5)%	(0.2)%	(1.0)%	(1.3)%
Currency	6.1%	(2.1)%	4.7%	(1.8)%
Total	5.6%	(2.3)%	3.7%	(3.1)%
Total Company
Organic	3.2%	1.3%	2.4%	0.5%
Currency	4.2%	(1.5)%	3.0%	(1.1)%
Total	7.4%	(0.2)%	5.4%	(0.6)%

SEGMENT PROFIT
ID Solutions	$34,088	$28,961	$69,925	$62,035
Workplace Safety	7,055	6,059	13,500	12,504
Total	$41,143	$35,020	$83,425	$74,539
SEGMENT PROFIT AS A PERCENT OF SALES
ID Solutions	16.5%	15.2%	16.8%	15.8%
Workplace Safety	8.7%	7.9%	8.3%	8.0%
Total	14.3%	13.1%	14.4%	13.6%

	Three months ended January 31,		Six months ended January 31,
	2018	2017	2018	2017
Total segment profit	$41,143	$35,020	$83,425	$74,539
Unallocated amounts:
Administrative costs	(6,347)	(5,058)	(13,218)	(11,369)
Investment and other income	1,056	596	1,272	107
Interest expense	(829)	(1,458)	(1,692)	(3,190)
Earnings before income taxes	$35,023	$29,100	$69,787	$60,087